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                                                                   EXHIBIT 10.39


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

          This Assignment and Assumption Agreement ("Assignment") is entered into this 6th day of November, 1998, by and among REALBID LLC, a California limited liability company, Emmett DeMoss, an individual, Robert Potter, an individual, (collectively, "Assignors"), and COMPS InfoSystems, Inc., a Delaware corporation ("Assignee").

                                   RECITALS
                                   --------

          WHEREAS, Assignors and Assignee have entered into that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement") by and among Assignors and Assignee, for the sale by Assignors of the Purchased Assets (as defined in Section 2.1 of the Purchase Agreement) (initially capitalized
               -----------
terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement);

          WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the Purchase Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.    ASSIGNMENT AND ASSUMPTION.  Assignors hereby agree that,
                -------------------------
effective as of the Closing, they shall grant, sell, convey, assign, transfer and deliver unto Assignee, and Assignee hereby agrees to accept and assume, free and clear of any Encumbrance or adverse claim of any kind whatsoever, except Permitted Encumbrances, all of Assignor's right, title and interest in and to all the Purchased Assets (as such assets are defined and described in the Purchase Agreement and the schedules relating thereto). Assignors hereby assigns, and Assignee hereby assumes and agrees to satisfy and perform when due those liabilities and obligations arising from the Assumed Liabilities on and after the Closing Date.

          2.    ASSIGNORS COVENANT.  Assignors hereby covenant that they will,
                ------------------
any time and from time to time, upon written request therefor, execute and deliver to Assignee, its successors and assigns, any new or confirmatory instruments which may be reasonably necessary in order to protect or fully assign and transfer to and vest in Assignee, or its successors and assigns, all of Assignors' right, title and interest in and to the Purchased Assets.

          3.  RETAINED LIABILITIES.  The parties acknowledge and agree that,
              --------------------
except for the Assumed Liabilities, Assignors shall retain and be responsible for all obligations, liabilities, and claims of any nature, accruing, arising out of, or relating to Assignors and REALBID LLC's business (including without limitation (i) any liability or obligation arising out of or relating to any of the Excluded Assets (ii) the BAP Loan, the ERD Loan and the LLC Managers Accrued Fee (as each is described in the Financial Statements) and (iii) any and all payables, costs and expenses of REALBID incurred before or after the Closing Date including those payables, costs and expenses set forth in the Financial Statements), whether actual or contingent, matured or
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unmatured, liquidated or unliquidated, or know or unknown (the "Retained
Liabilities"). Pursuant to the terms of the Purchase Agreement, Assignors shall indemnify and hold Assignee harmless from, against and in respect to (and shall reimburse Assignee for) any loss, liability, cost or expenses, including, without limitation, reasonable attorneys' fees, suffered or incurred by Assignee by reason of or resulting from the Retained Liabilities.

          4.    ENTIRE AGREEMENT.  This Assignment, together with the Purchase
                ----------------
Agreement and all documents executed in connection with the Purchase Agreement, constitutes the entire agreement and understanding between and among the parties hereto with respect to the matters set forth herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. Notwithstanding any other provisions of this Assignment to the contrary, nothing contained in this Assignment shall in any way superseded, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations, or in general any of the rights and remedies, and any of the obligations and indemnifications of Assignors or Assignee set forth in the Purchase Agreement nor shall this Assignment expand or enlarge any remedies under the Purchase Agreement including without limitation any limits on indemnification specified therein. This Assignment is intended only to effect the transfer of certain property transferred pursuant to the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.

          5.    GOVERNING LAW.  This Assignment shall in all respects be
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construed in accordance with and governed by the laws of the State of California without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the State of California in the governing law).

          6.    COUNTERPARTS.  This Agreement may be executed in any number of
                ------------
counter parts and by facsimile and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                          [SIGNATURE PAGE TO FOLLOW]
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          IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.


COMPS InfoSystems, Inc.,                  REALBID LLC,
a Delaware corporation                    a California limited liability company



By: /s/  CHRISTOPHER A. CRANE             By: /s/  ROBERT A. POTTER
   ------------------------------             ---------------------------------
     Christopher A. Crane                      Robert A. Potter, Manager
     President and Chief Executive Officer


                                          By: /s/  Emmett DeMoss
                                             ----------------------------------
                                               Emmett DeMoss, Manager



                                              /s/  Robert Potter
                                             ----------------------------------
                                               Robert Potter



                                              /s/  Emmett DeMoss
                                             ----------------------------------
                                               Emmett DeMoss







          [SIGNATURE PAGE TO THE ASSIGNMENT AND ASSUMPTION AGREEMENT]